SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

Medicalogic/Medscape, Inc.
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MEDICALOGIC/MEDSCAPE, INC.
20500 NW Evergreen Parkway
Hillsboro, OR 97124

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on November 14, 2001

To the Shareholders of MedicaLogic/Medscape, Inc.:

     The Annual Meeting of Shareholders of MedicaLogic/Medscape, Inc. will be held on November 14, 2001 at 10:00 a.m. local time, at the Greenwood Inn, 10700 SW Allen Boulevard, Beaverton, Oregon 97005, for the following purposes:

1.	To consider and vote on a proposal to approve the anti-dilution provisions relating to the 5,933,332 shares of Series 1 Convertible Preferred Stock and warrants to purchase 4,537,254 shares of common stock issued by us in a private placement in January 2001;

2.	To elect three Class II directors and one Class III director, each to serve for the terms described in the accompanying proxy statement and until their successors are duly elected and qualified, or until their earlier resignation or removal; and

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     Only shareholders of record at the close of business on October 8, 2001 are entitled to vote at the Annual Meeting. A form of proxy and a Proxy Statement containing more detailed information about the matters to be considered at the Annual Meeting accompany this notice. We urge you to give this material your careful attention.

     Whether or not you expect to attend the meeting, you are respectfully requested to complete, date and sign the enclosed proxy form and promptly return it in the enclosed postage-prepaid envelope. You may attend the meeting in person even though you have sent in your proxy; retention of the proxy is not necessary for admission to the meeting.

By Order of the Board of Directors, David C. Moffenbeier President and Chief Executive Officer

Hillsboro, Oregon ________, 2001

Your vote is important. To vote your shares, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed return envelope.

MEDICALOGIC/MEDSCAPE, INC.

PROXY STATEMENT
2001 Annual Meeting of Shareholders

     This document is being furnished to shareholders of Medicalogic/Medscape, Inc. (“Medscape” or the “Company”) as part of the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Shareholders to be held on November 14, 2001 at 10:00 a.m. local time, at the Greenwood Inn, 10700 SW Allen Boulevard, Beaverton, Oregon 97005. This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders on or about October 18, 2001.

     Upon written request addressed to our Corporate Secretary, Mark E. Boulding, 20500 NW Evergreen Parkway, Hillsboro, Oregon 97124, any person whose proxy is solicited by this Proxy Statement will be provided, without charge, a copy of our Annual Report on Form 10-K.

Solicitation, Voting Securities and Revocability of Proxies

     The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally or by telephone, facsimile, or other means of communication by the Company’s directors, officers and employees. These persons will not be specifically compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

     The Board has fixed the close of business on October 8, 2001 as the record date to determine the shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of record of Medscape common stock and Series 1 Preferred Stock on the record date is entitled to cast one vote per share on all matters properly submitted to a vote at the Annual Meeting. As of the close of business on October 8, 2001, ________________ shares of common stock were outstanding and entitled to vote, held by approximately ____ holders of record. In addition, on October 8, 2001, 5,933,332 shares of Series 1 Preferred Stock were outstanding and entitled to vote, held by approximately twelve holders of record. For purposes of the votes on all proposals set forth below, the holders of at least a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at Medscape’s Annual Meeting, which is necessary for the transaction of business. Abstentions and broker non-votes (the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will be counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

     The following table shows the votes required to approve each proposal.

Proposal		Vote Required
•	Anti-dilution provisions relating to the Series 1	A majority of the votes cast must vote in
	Preferred Stock and warrants	favor of the proposal.

•	Election of directors	The directors are elected by a plurality
of the votes cast. The Oregon statutory
term “plurality” means that the director
nominees who receive the most votes will
be elected.

     The shareholders present at the Annual Meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum or the refusal of any shareholder present in person or by proxy to vote or participate in the Annual Meeting. If the Annual Meeting of Shareholders is adjourned for any reason, the approval of any of the proposals may be considered and voted upon by shareholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original meeting, except for any proxies that have been properly withdrawn or revoked.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by:

•	filing with the Secretary, Mark E. Boulding, at or before the vote at the Annual Meeting, a written notice of revocation dated after the date of the proxy;

•	signing a later proxy relating to the same shares and delivering it to the Secretary before the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

     Attendance at the Annual Meeting, however, will not in and of itself constitute a revocation of a proxy. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

PROPOSAL TO APPROVE THE ANTI-DILUTION PROVISIONS RELATING TO THE SERIES 1 CONVERTIBLE PREFERRED STOCK AND WARRANTS TO PURCHASE COMMON STOCK

     The Company issued 5,933,332 shares of Series 1 Convertible Redeemable Preferred Stock (the “Preferred Stock”) and warrants (the “Warrants”) to purchase 4,537,254 shares of common stock in a private placement in January 2001 (the “Private Placement”) in which Medscape raised approximately $17.8 million to be used for working capital. The Board of Directors structured the Private Placement in a manner that it determined would facilitate a prompt closing of the transaction and be in the Company’s best interests. The Board of Directors provided that the Preferred Stock is convertible into shares of common stock. Both the Preferred Stock and the Warrants are subject to anti-dilution adjustments, meaning if the Company issues shares of common stock or securities convertible into common stock for less than $1.70 per share or the 30 day average closing price for the Company’s common stock for the period ending three days prior to the date of issuance, the Preferred Stock will be convertible into, and the Warrants exercisable for, more shares of common stock (the “Anti-dilution Provisions”). Currently, each share of Preferred Stock is convertible into one share of common stock.

     Medscape’s common stock is listed for trading on the Nasdaq National Market System and as a result the Company is subject to certain shareholder approval rules. Prior to the issuance of shares of common stock (or shares convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding prior to issuance for a price less than the market value of the stock, Nasdaq requires shareholder approval of the transaction. The Preferred Stock was sold at $3 per share and the Warrants have an exercise price of $0.01 per share, giving the common stock underlying those securities an issuance price of approximately $1.70. On the date of sale, the closing price of the Company’s common stock was $1.6875. Although the Preferred Stock and Warrants represented approximately 19.4% of the common stock outstanding prior to the issuance, any transaction requiring an anti-dilution adjustment could increase the number of shares of common stock issuable upon conversion and exercise of the Preferred Stock and Warrants to more than 20% of the common stock outstanding on the date of issuance. Nasdaq is requiring the Company to seek shareholder approval of the Anti-dilution Provisions before the Company may issue any securities that would result in an anti-dilution adjustment resulting in the number of shares underlying the Preferred Stock and Warrants exceeding 20% of the outstanding common stock on the date of issuance. Medscape has also agreed with the holders of the Preferred Stock and Warrants that the Company will seek shareholder approval of the Anti-dilution Provisions at the Annual Meeting of Shareholders. If the shareholders do not approve this proposal, the holders of the Preferred Stock have the right to require the Company to repurchase the Preferred Stock. Shareholder approval of the Anti-dilution Provisions is not required under Oregon law.

     With this Proxy Statement, the Board of Directors recommends and seeks ratification and approval of the Anti-dilution Provisions. As described below, the Board of Directors believes the Company will benefit from the approval of the Anti-dilution Provisions because it will enhance the Company’s ability to obtain additional financing in the future. If the Anti-dilution Provisions are not approved, Medscape will be unable to pursue financings, acquisitions and other transactions that would implicate the Anti-dilution Provisions. The Company is also contractually obligated to seek approval of the Anti-dilution Provisions. While a vote by the shareholders not to approve the Anti-dilution Provisions will not affect the issuance of the Preferred Stock and the Warrants, it will give the holders of those securities the right to require Medscape to repurchase them to the extent the Company has funds legally available to do so.

     In connection with the Private Placement, the Company entered into a voting agreement with the purchasers in the Private Placement and certain other of the Company’s shareholders to vote an aggregate of not more than 21,523,944 shares of common stock and Preferred Stock, representing approximately 38 percent of Medscape’s outstanding voting securities at September 30, 2001, in favor of the Private Placement. Accordingly, the Company believes approval of this proposal is virtually assured.

     Neal Moszkowski, one of the Company’s directors, is an affiliate of Quantum Industrial Partners LDC and SFM Domestic Investments LLC, which together purchased an aggregate of 3,333,332 shares of Preferred Stock and Warrants to purchase 2,549,018 shares of common stock in the Private Placement.

Background of the Private Placement

     On January 4, 2001, pursuant to a Preferred Stock and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of December 22, 2000, as amended, between Medscape and the investors party thereto (the “Investors”), the Company sold the Investors 5,933,332 shares of Preferred Stock and warrants to purchase 4,537,254 shares of common stock. These securities were sold as units consisting of one share of Preferred Stock and a warrant to purchase 0.7647 shares of common stock at a price of $3.00 per unit.

Description of Preferred Stock

     Following is a brief summary of the relative rights and preferences of the Company’s Preferred Stock, which does not purport to be complete. For a complete description of the relative rights and preferences of the Preferred Stock, reference is made to Article II.D. of Medscape’s 1999 restated articles of amendment, as amended by the articles of amendment (the “Articles”).

     General. 5,933,332 shares of the Preferred Stock are authorized and have been issued and are outstanding. These shares were issued in connection with the Purchase Agreement. The Articles provide that the Board of Directors may provide for issuance of up to a total of 50,000,000 shares of preferred stock in series, including the previously issued shares of Preferred Stock, and to determine the designation, relative rights, preferences and limitations of the shares of each such series.

     Dividends. Each share of Preferred Stock is entitled to accumulate dividends at the rate of 27 cents per share per annum, prior and in preference to any declaration or payment of dividend of our capital stock ranking equal (“Parity Capital Stock”) or junior (“Junior Capital Stock”) to the Preferred Stock in dividend rights and upon the Company’s liquidation, dissolution or winding up. This dividend shall be cumulative, compound annually and be payable upon the occurrence of certain liquidation, redemption or conversion events. Additionally, if the Company declares or pays any dividends upon the common stock, the Company must also declare and pay the same dividends to the holders of the Preferred Stock as if the shares of the Preferred Stock have been converted on a share for share basis into common stock immediately prior to the record date for the dividend.

     Liquidation Rights. Upon liquidation, dissolution or winding up, the holders of the Preferred Stock will rank junior in right of payment to all of the Company’s creditors. Each holder of Preferred Stock, however, shall be entitled to receive out of the Company’s assets available for distribution, before any distribution is made to the holders of Junior Capital Stock, an amount equal to the greater of (i) the sum of $3 per outstanding share of Preferred Stock held by such holder (as adjusted to account for certain dilutive events and recapitalizations), plus an amount equal to the accrued and unpaid dividends on the Preferred Stock to the date fixed for liquidation, dissolution, or winding up and (ii) the amount that the holder of the Preferred Stock would be entitled to receive if such holder were to convert all of its shares of Preferred Stock into shares of common stock immediately prior to such liquidation, dissolution or winding up. After payment in full of the amount described above, the holders of Preferred Stock will not be entitled to receive any further distributions from our assets. Unless otherwise agreed by the holders of at least a majority of the then outstanding shares of Preferred Stock, a merger, consolidation or sale of all or substantially all of the Company’s assets which will result in Medscape’s shareholders immediately prior to such transaction not holding at least a majority of the voting power of the surviving, continuing or purchasing entity, shall be deemed to be a liquidation, dissolution or winding up.

     Redemption Rights. Upon a change of control of the Company, each holder of outstanding shares of Preferred Stock can require the Company to purchase all or any portion of that holder’s Preferred Stock. The redemption price shall be $3 per share (as adjusted for certain dilutive events and recapitalizations) plus any accrued and unpaid dividends on each share.

     The holders of the Preferred Stock also have the right to require the Company to repurchase all or a portion of the holder’s shares for $3 per share plus any accrued and unpaid dividends on each share within 30 days if the Anti-dilution Provisions fail to receive the approval of Medscape’s shareholders.

     Conversion Rights. Each holder of shares of Preferred Stock has the right to convert all or any portion of such holder’s shares of Preferred Stock into shares of common stock up to such time as the Company repurchases the shares as described above. Each share of Preferred Stock is convertible into such number of fully paid and nonassessable shares of common stock and is determined by dividing the Preferred Stock’s original issue price of $3 per share plus all dividends accrued and unpaid thereon by an amount per share equal to the original issue price of $3 adjusted for certain dilutive events and recapitalizations.

     Each share of Preferred Stock shall be automatically converted into common stock upon the earlier of: (1) the date, which shall be no sooner than January 4, 2002, on which the last sale price of the common stock on the Nasdaq National Market has been at least $15 (adjusted for certain dilutive events and recapitalizations) for 30 consecutive trading days, with a minimum average trading volume per day of 2% of the number of issued and outstanding shares of common stock not held by the Company’s affiliates and (ii) immediately prior to the closing of a merger, sale of all or substantially all of the Company’s assets, or a combination in which Medscape’s common shareholders receive cash or marketable securities with an aggregate value per share of at least $15 (adjusted for certain dilutive events and recapitalizations).

     Classification of the Board of Directors; Voting Rights. The Company’s Board of Directors is divided into three classes, designated Class I, Class II, and Class III, each class as nearly equal in number as possible. The directors in each class serve staggered three-year terms such that one-third (or as close thereto as possible) of the Board of Directors is elected each year. The holders of a majority of the outstanding Preferred Stock are entitled to elect one Class III director at each election of such directors.

     For all matters other than the election of the Class III director and those issues described below in “Protective Provisions,” the holder of each share of Preferred Stock shall have the right to one vote for each share of common stock into which such Preferred Stock can then be converted (as described above) as if converted at that time, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock and shall be entitled to notice of any shareholder’s meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote.

     Shareholder Approval; Protective Provisions. In the Purchase Agreement, the Company agreed to use its best efforts at the Company’s next regularly scheduled Annual Meeting of Shareholders to obtain shareholder approval of the Anti-dilution Provisions in order to allow Medscape to make adjustments to the conversion price and the other anti-dilution provisions set forth in the Articles in compliance with relevant Nasdaq rules and without subsequent shareholder approval. The Company’s shareholders party to the 2000 Second Amended and Restated Investor Rights Agreement, including all of the Preferred Stock holders, have all agreed to vote in favor of such a proposal at the Annual Meeting. If the proposal is not approved, then the Preferred Stock will be subject to the repurchase right described above.

     As long as 2,966,666 shares of the Preferred Stock are outstanding (such number subject to adjustment for certain dilutive events and recapitalizations), the Company shall not without first obtaining the approval of a majority of the then outstanding shares of Preferred Stock:

1. authorize any voluntary liquidation under applicable bankruptcy legislation, any dissolution, liquidation or winding up of the Company or any deemed dissolution, liquidation or winding up;

2. effect or take any action to facilitate any transaction or series of transactions resulting in the disposition of more than 50% of the Company’s voting power;

3. authorize any merger, acquisition or consolidation with any other corporation or joint venture involving consideration in excess of $5,000,000;

4. declare or pay any dividends or other distributions on the Company’s capital stock (other than a dividend payable solely in shares in common stock or the $0.27 annual dividend accruing to the Preferred Stock as described above) or redeem, purchase or otherwise acquire any share or shares of Preferred Stock, except for the redemption of Preferred Stock described above, or common stock; provided, however, that this restriction shall apply neither to the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for us or any subsidiary pursuant to agreements under which we have the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment;

5

5. permit any subsidiary to issue and sell securities having a fair market value in excess of $5,000,000;

6. sell more than $5,000,000 in its assets in a single or series of related transactions or create or suffer to be imposed any lien, mortgage, security interest or other charge on or against more than $5,000,000 of assets;

7. incur any indebtedness for borrowed money in excess of $5,000,000 in aggregate principal amount;

8. redeem, purchase or otherwise acquire any of the Company’s indebtedness (unless such indebtedness is otherwise due in accordance with its terms);

9. authorize any transactions with any affiliates (other than the Company’s wholly-owned subsidiaries); or

10. amend or repeal any provision of the Articles or Bylaws if such action would adversely affect the relative rights, preferences and privileges of the Preferred Stock (including, without limitation, (A) the authorization, creation or issuance of any capital stock with rights to dividends or rights upon dissolution, liquidation or winding up senior to the Preferred Stock (“Senior Capital Stock”) or Parity Capital Stock or any obligation or security convertible into or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Capital Stock or Parity Capital Stock, (B) the increase of the directors on the Company’s Board of Directors to a number greater than 12, or (C) the designation and issuance of any additional shares of Preferred Stock).

     Until January 4, 2002, no holder of Series 1 Preferred Stock may transfer, sell, assign or hypothecate any such shares without also transferring, selling, assigning or hypothecating (A) warrants to purchase a number of shares of common stock or (B) a number of shares of common stock issued upon exercise of a warrant, in either case equal to one-half of the number of shares of Series 1 Preferred Stock so transferred.

Description of Warrants

     General. In connection with the Purchase Agreement, the Company issued warrants (the “Warrants”) to purchase 4,537,254 shares of common stock (the “Warrant Shares”).

     Exercise Price; Term. Each Warrant gives the holders the right to acquire the Warrant Shares at any time at or prior to 11:59 p.m., Pacific Standard Time, on January 4, 2006, either by purchasing them at $0.01 per share or converting the Warrant into the number of Warrant Shares determined by dividing the total exercise price of such Warrant or portion thereof by the then market price of a share of common stock. Upon issuance, the Warrant Shares will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the holder of the Warrant Shares).

     Rights as a Shareholder. A holder of a Warrant will not be entitled to any rights as a shareholder prior to the exercise of the Warrant.

     Changes of Control; Adjustments. Upon the merger, consolidation, reorganization or sale of all or substantially all of Medscape’s assets, the Company or its successor, as the case may be, must enter into a supplemental agreement whereby a holder will continue to have the right to receive, upon exercise of the Warrant, the kind and amount of equity securities that the holder would have received in such a transaction if it had exercised the Warrant immediately prior to the transaction. If, however, the property to be received by the Company’s shareholders in the merger, consolidation, reorganization or sale of all or substantially all of the Company’s assets is not equity securities, then Medscape must give Warrant holders 10 business days prior written notice of the proposed transaction. If the holder has not exercised the Warrant by or on the effective date of the transaction, the Warrant will terminate.

     The number, class and exercise price per share of securities for which each Warrant may be exercised are subject to adjustment upon, among other similar and related events, recapitalizations, stock dividends, mergers, consolidations, liquidations, dividends or distributions of stock or other securities or property, and in case of a spin off. If any of those events occur then the number of Warrant Shares for which a Warrant is exercisable will be adjusted such that the holder will maintain a proportionally equivalent right to acquire the common stock or other proprietary interest as it had prior to the event. In the Purchase Agreement, Medscape has agreed to use its best efforts to obtain shareholder approval of the Anti-dilution Provisions at Medscape’s next regularly scheduled Annual Meeting of Shareholders in order to allow the Company to make these anti-dilutive adjustments in compliance with relevant Nasdaq rules and without subsequent shareholder approval.

     Restrictions on alienability. Until January 4, 2002 (the “First Anniversary”), a holder of a Warrant may not offer, sell or otherwise transfer a Warrant or any Warrant Shares to be issued upon exercise of a Warrant without also offering, selling or otherwise transferring a number of shares of Series 1 Preferred Stock equal to 1.307603565 multiplied by the number of Warrant Shares which the holder shall then be eligible to purchase under the Warrant (in the case of any offer, sale or other disposition of the Warrant), or 1.307603565 multiplied by the number of such Warrant Shares (in the case of any offer, sale or other disposition of Warrant Shares), as the case may be. If the Company’s shareholders fail to approve the Anti-dilution Provisions described in the preceding paragraph and prior to the First Anniversary a Warrant holder elects to have its shares of Preferred Stock redeemed pursuant to the Articles, then the holder of the Warrant must forfeit to Medscape for no additional consideration the right to purchase common stock pursuant to the Warrant, or Warrant Shares, as the case may be, in a number equal to 0.764705778 multiplied by the number of shares of Preferred Stock being redeemed.

Purposes and Reasons for the Anti-dilution Provisions

     The Board of Directors believes that approval of the Anti-dilution Provisions is desirable to and in the best interests of Medscape and its shareholders. If the Anti-dilution Provisions are not approved by the shareholders, the Company will not be able to issue common stock or securities convertible into common stock for less than $3.00 or the average closing price for the 30 day period ending three days prior to issuance. This restriction will impair Medscape’s ability to raise capital in the future. In addition, if the Anti-dilution Provisions are not approved, holders of the Preferred Stock could force a redemption of all or a portion of the Preferred Stock and warrants at a time when the Company might not have, and could not raise, the cash necessary to redeem the Preferred Stock.

Recommendation of the Board of Directors

     The Board of Directors recommends that the shareholders vote in favor of the proposal to approve the Anti-dilution Provisions. The affirmative vote of a majority of the outstanding shares present at the Annual Meeting is required to approve this proposal. Abstentions have the same effect as “no” votes in determining whether the amendment is approved. Broker non-votes have no effect on the results of the vote. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted FOR the proposal.

PROPOSAL TO ELECT DIRECTORS

     The Company’s amended bylaws currently authorize no fewer than seven and no more than eleven directors. The Board of Directors presently consists of ten directors, one of whom, Mark A. Stevens, will resign immediately prior to the Annual Meeting of Shareholders. The bylaws divide the Board into three classes: Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the shareholders at each Annual Meeting, starting with the 2000 Annual Meeting, to serve a three-year term and until their successors are duly elected and qualified. The Preferred Stock is entitled to elect one Class III director. Your approval is sought for the election of three Class II directors, each to hold office until the 2004 Annual Meeting of Shareholders, and one Class III director, to hold office until the 2002 Annual Meeting of Shareholders. The Class III nominee was appointed by the Board of Directors to fill a vacant position and must stand for election at the 2001 Annual Meeting of Shareholders pursuant to our bylaws. Such directors will serve until a successor has been elected and qualified. The nominees are presently directors.

     Unless otherwise instructed, the proxy holders named on the enclosed proxy card intend to use any cumulative voting rights applicable to distribute the votes represented by proxies in such proportion as they shall determine between the nominees or their substitutes so as to elect the maximum number of such persons. The Board of Directors expects that all of these nominees will be available for election, but if any of these nominees is not so available at the time of the Annual Meeting, proxies received will be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors unanimously recommends a vote for election of all of the nominees as directors.

     The names of the nominees, their ages, the year each first became a director, their principal occupations during at least the last five years and other directorships held by each are set forth below:

NOMINEES FOR ELECTION OF DIRECTORS TO SERVE IN CLASS II

Name	Age	Director Since
Thomas A. Croskey	45	2001

Arthur N. Leibowitz	53	2000

George D. Lundberg	67	2000

     Thomas A. Croskey . Mr. Croskey has been a director of the Company since February 2001. Mr. Croskey has served as the Director of Employment Cost Analysis (ECA) for the General Motors North American Finance Staff since 1996.

     Arthur N. Leibowitz . Dr. Leibowitz has been a director of the Company since December 2000. At that time, he also became Executive Vice President, Digital Health Strategy and Business Development, a position he held until July 2001. Currently, Dr. Leibowitz is working as Co-Founder and Executive Vice President of Program Development, Strategic Planning for Health Advocate, Inc., a start-up company which provides health support services to employees at small to medium sized companies across the country. Prior to joining the Company, he served as the Chief Medical Officer for Aetna U.S. Healthcare from 1992 to December 2000 and held various other positions from 1987 to 1992. Prior to 1987, Dr. Leibowitz was in private practice.

     George D. Lundberg . Dr. Lundberg has been a director of the Company since August 2000. Dr. Lundberg became Executive Vice President and Editor in Chief when Medscape, Inc. merged with the Company in May 2000. Prior to the merger, he served as Editor in Chief of Medscape, Inc. from February 1999 to May 2000. Prior to joining the Company, he served as Editor of the Journal of the American Medical Association and also served as the Editor in Chief of Scientific Information and Multimedia for seventeen years.

NOMINEE FOR ELECTION OF DIRECTOR TO SERVE IN CLASS III

Name	Age	Director Since
Andrew Heyward	50	2001

     Andrew Heyward . Mr. Heyward has been a director of the Company since February 2001. Mr. Heyward has served as President of CBS News since January 1996. From October 1994 until January 1996, he was Executive Producer of “CBS Evening News with Dan Rather” and Vice President of CBS News. From February 1993 until October 1994, Mr. Heyward served as Executive Producer of the CBS News Magazine “Eye to Eye with Connie Chung.” Prior to that time, he was responsible for developing CBS’s “48 Hours” series. Mr. Heyward serves on the Board of Directors of Marketwatch.com, Inc.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring in 2002 (Class III)

     David C. Moffenbeier . Mr. Moffenbeier has been a director of the Company since 1994. Mr. Moffenbeier became President and Chief Executive Officer in May 2000. From 1994 until May 2000, he served as Chief Operating Officer of the Company. From 1993 to 1994, Mr. Moffenbeier served as Chairman of the Board of Directors of Summit Design Inc., a supplier of software tools for integrated circuits. Previously, Mr. Moffenbeier co-founded Mentor Graphics Corp., a manufacturer of hardware and software for electronic design automation, where he served as a director from 1981 to 1993 and as its Chief Financial Officer from 1981 to 1984, its Vice President of International Sales from 1985 to 1988 and as Vice President of Worldwide Sales from 1989 to 1993. He served on the Boards of Directors of Providence Health Systems from 1985 to 1997 and Providence Good Health Plan, a health care management organization, from 1994 to 1997.

     Neal Moszkowski . Mr. Moszkowski has been a director of the Company since May 1999. Since 1998, Mr. Moszkowski has served as a partner of Soros Private Funds Management, LLC. From 1993 to 1998, Mr. Moszkowski was an executive director in the principal investment area of Goldman Sachs International and a vice president of Goldman Sachs & Co. Mr. Moszkowski serves on the Board of Directors of Integra Life Sciences Holdings Corporation, a developer and marketer of medical products, implants and biomaterials, Bluefly, Inc., an off-price apparel Internet retailer, Banco Hipotecario S.A. and several private companies.

Term Expiring in 2003 (Class I)

     Bruce M. Fried . Mr. Fried has been a director of the Company since 1998. Since 1998, Mr. Fried has been a partner and chair of the health law group at Shaw Pittman, an international law firm based in Washington, D.C. From 1995 to 1998, Mr. Fried served as the Health Care Financing Administration’s director of the Center for Health Plans and Providers. From 1994 to 1995, Mr. Fried was vice president of federal affairs at FHP International Corporation, then one of the nation’s largest managed care organizations.

     C. Martin Harris, M.D. Dr. Harris has been a director of the Company since May 2000. Since 1996, Dr. Harris has served as a staff physician at the Cleveland Clinic Hospital and at the Cleveland Clinic Foundation as well as the chief information officer and the chairman of the information technology division for the Cleveland Clinic Foundation. From 1987 to 1996, Dr. Harris served as attending physician for the Hospital of the University of Pennsylvania and as an assistant professor of medicine at the University of Pennsylvania School of Medicine where he previously worked as an instructor of clinical medicine. From 1990 to 1993, Dr. Harris served as the associate vice-president of information systems and technology at the University of Pennsylvania Medical Center. Dr. Harris currently serves as a member of the Board of Directors for Care Management Sciences Corporation.

     Mark K. Leavitt . Dr. Leavitt has been Chairman of the Board of the Company since 1985. Dr. Leavitt founded MedicaLogic in 1985 and served as its Chief Executive Officer from 1985 until May 2000. From 1992 to 1996, he served as a faculty member for St. Vincent Internal Medicine Family Practice and concurrently served as Medical Director and Regional Information Systems Director for Sisters of Providence Health Care System from 1992 to 1994. From 1982 to 1992, Dr. Leavitt operated a private practice of internal medicine. From December 1997 to June 1998, he served on the Board of Directors of Physician Partners, Inc. He currently serves on the advisory boards of MGMA Services and WelchAllyn Protocol.

Director Compensation

     The Company does not pay any cash fees to directors for attendance at meetings. The Company does reimburse its directors for out-of-pocket expenses related to attending meetings of the Board of Directors. Also, it has been the Company’s policy to grant to newly-elected, non-employee directors at the time of election an option to purchase 30,000 shares of the Company’s common stock, which options vest over a three-year period.

Information on the Board of Directors and its Committees

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee reviews and makes recommendations to the Board of Directors concerning the Company’s internal accounting procedures, reviews and consults with its independent accountants on the accounting principles and auditing practices used for its financial statements and makes recommendations to the Board of Directors concerning the engagement of independent accountants and the scope of the audit to be undertaken by the accountants. The current members of the Audit Committee are Bruce M. Fried, Thomas A. Croskey and Neal Moszkowski. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(14).

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the policies, practices and procedures relating to the compensation and benefits of the Company’s officers and managerial employees. The Compensation Committee advises and consults with its officers about personnel policies. The current members of the Compensation Committee are Andrew J. Heyward, Dr. C. Martin Harris and Mark A. Stevens. As previously noted, Mr. Stevens will be resigning immediately before the Annual Meeting. His replacement will be determined by the Board of Directors.

     The Board of Directors held 10 meetings during 2000. The Audit Committee held 4 meetings, and the Compensation Committee held 1 meeting. Each current director attended, in person or by teleconference, at least 75 percent of the aggregate of (i) the total number of meetings of the Board, and (ii) the number of meetings held by all the committees of the Board on which he served.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors during 2000 included C. Martin Harris, Ronald H. Kase and Mark A. Stevens, none of whom were employees of the Company. During 2000, no executive officer of the Company served as a member of the Compensation Committee (or other Board committee performing equivalent functions) or as a director of another entity, one of whose executive officers served as a member of the Compensation Committee or as a director of the Company.

Limitations on Directors’ Liability and Indemnification

     Medscape’s 1999 restated articles of incorporation eliminate, to the fullest extent permitted by Oregon law, personal liability of a director to the Company or its shareholders for monetary damages resulting from conduct as a director. Although liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

     Medscape’s articles of incorporation require the Company to indemnify its directors to the fullest extent not prohibited by law. We believe that the limitation of liability and indemnity provisions in the Company’s articles of incorporation enhance Medscape’s ability to attract and retain qualified individuals to serve as directors.

     We carry an insurance policy for the protection of the Company’s officers and directors against any liability asserted against them in their official capacities.

     To the extent that indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or controlling persons under the above provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recommendation of the Board

     The Board of Directors recommends the shareholders vote FOR the slate of director nominees named above in this Proxy Statement. If a quorum is present at the Annual Meeting, directors will be elected by a vote of a plurality of the shares cast in person or by proxy. Accordingly, the nominees receiving the most votes at the Annual Meeting will be elected. Abstentions and broker non-votes will have no effect on the results of the vote.

EXECUTIVE COMPENSATION

     The table below shows the annual compensation of the Chief Executive Officer and the next six most highly compensated executive officers of the Company for the 1998, 1999 and 2000 fiscal years.

Summary Compensation Table

				Long-term Compensation Awards
	Annual Compensation			Restricted	Securities
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award(s) (1) ($)	Underlying Option/SARs(#)	Other Compensation ($)
Mark K. Leavitt	2000	243,000	—	—	200,000	—
Chairman of the Board	1999	210,000	100,000	66,000	—	—
	1998	208,333	—	60,000	—	—

David C. Moffenbeier	2000	240,000	—	—	200,000	—
President and Chief Executive	1999	190,000	100,000	66,000	—	—
Officer	1998	238,333	50,000	60,000	—	—

Thomas M. Watson	2000	212,500	—	—	75,000	105,000	(3)
Executive Vice President,	1999	150,000	107,574	—	—	—
Application Sales (2)	1998	150,000	75,559	—	—	—

George D. Lundberg, M.D	2000	150,250	43,858	—	232,390	84,656	(8)
Executive Vice President,	1999	—	—	—	—	—
Editorial and Editor-in-Chief	1998	—	—	—	—	—

Blackford F. Middleton	2000	193,333	15,000	—	100,000	58,498	(3)
Senior Vice President Clinical	1999	160,000	15,000	33,000	—	125,516	(3)
Informatics (4)	1998	158,333	15,000	30,000	—	53,621	(3)

Paul T. Sheils	2000	47,500	46,438	—	—	376,500	(6)
Vice Chairman of	1999	—	—	—	—	—
MedicaLogic/Medscape and	1998	—	—	—	—	—
President of Medscape (5)

Frank J. Spina	2000	172,917	50,000	—	200,000	112,500	(6)
Chief Financial Officer (7)	1999	47,560	—	—	—	—
	1998	—	—	—	—	—

(1)	These shares had been subject to a right of repurchase by the Company that has terminated. 1998 dollar values were calculated based on $4.00 per restricted share, and 1999 dollar values were calculated based on $4.40 per restricted share. The aggregate dollar value of these restricted shares as of December 31, 2000 was less than the consideration paid for the shares.

(2)	Mr. Watson’s employment was terminated in July 2001.

(3)	Comprised of commission payments.

(4)	Mr. Middleton resigned in January 2001.

(5)	Mr. Sheils resigned in June 2000. Mr. Sheils has agreed to continue providing consulting services to the Company until March 2002. As part of this agreement, Mr. Sheils’options will remain exercisable during the period of his consultancy. Mr. Sheils has options to purchase an aggregate of 58,879 shares, 34,654 of which are at an exercise price of $3.096 and 24,225 of which are at an exercise price of $30.1858.

12

(6)	Comprised of severance payments made during 2000.

(7)	Mr. Spina resigned in August 2000.

(8)	Comprised of rent and relocation expense reimbursement.

Option Grants in Last Fiscal Year

     The following table shows grants of stock options to the Company’s Chief Executive Officer and to each of the named executive officers for the year ended December 31, 2000. The Company has never granted any stock appreciation rights. The percentages in the table below are based on options to purchase an aggregate of 7,113,123 shares of common stock granted under the Company’s stock option plan in the year ended December 31, 2000 to our employees, consultants and directors. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant as determined by the Board of Directors. Potential realizable values are net of exercise price before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the ten-year term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

Option/SAR Grants in Last Fiscal Year

Individual Grants
	Number Of Securities Underlying Option/SARs	Percent Of Total Options/SARs Granted To Employees In Fiscal	Exercise Of Base Price	Expiration	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Granted	Year	($/Sh)	Date	5% ($)	10% ($)
Mark K. Leavitt	200,000	2.8%	5.9375	6/15/10	746,812	1,892,569
David C. Moffenbeier	200,000	2.8%	5.9375	6/15/10	746,812	1,892,569
Thomas M. Watson	75,000	1.1%	5.9375	6/15/10	280,055	709,713
George D. Lundberg, M.D	32,300.05%		33.8622	2/18/10	687,853	1,743,154
	200,000	2.8%	5.9375	6/15/10	746,812	1,892,569
	90	0.0%	5.3750	8/17/10	304	771
Blackford F. Middleton	100,000	1.4%	5.9375	6/15/10	373,406	946,285
Paul T. Sheils	—	—	—	—	—	—
Frank J. Spina	200,000	2.8%	5.9375	6/15/10	746,812	1,892,569

Fiscal Year End Option Values

     The following table sets forth information concerning the number and value realized as to options exercised during 2000 and options held at December 31, 2000 by the individuals named in the Summary Compensation Table and the value of those options held at such date. The options exercised were not exercised as SARs and no SARs were held at year end.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Shares Acquired On	Value Realized ($)	Number of Securities Underlying Unexercised Option/SARs at Fiscal Year-End		Value of Unexercised In-The-Money Options/SARs At Fiscal Year-End ($)
Name	Exercise	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark K. Leavitt	—	—	33,333	166,667	(2)	(2)
David C. Moffenbeier	—	—	33,333	166,667	(2)	(2)
Thomas M. Watson	—	—	12,500	62,500	(2)	(2)
George D. Lundberg, M.D	20,185	374,271	42,509	242,371	(2)	(2)
Blackford F. Middleton	—	—	16,667	83,333	(2)	(2)
Paul T. Sheils	288,346	1,694,349	58,879	—	(2)	(2)
Frank J. Spina	—	—	19,999	—	(2)	(2)

(1)	Based on the difference between the closing price on the date of exercise and the option exercise price.

(2)	The market price of our common stock on December 31, 2000 was less than the exercise price of the options.

Employment Agreements

     Under three year employment agreements, both dated June 18, 2001, Mark K. Leavitt and David C. Moffenbeier became the Company’s Chairman of the Board and Chief Executive Officer, respectively, at annual base salaries of $250,000. If, following a change of control (as defined in the agreements) of the Company but during the three year term of the agreements, Dr. Leavitt or Mr. Moffenbeier is terminated for any reason other than for good cause (as defined in the agreements), he will be entitled to a lump sum payment equal to six month’s base salary based on his salary at the date of termination. In addition, each of Dr. Leavitt and Mr. Moffenbeier have agreed not to compete with the Company and not to solicit the Company’s customers or employees during the term of his employment. If Dr. Leavitt or Mr. Moffenbeier is terminated for good cause or under circumstances in which he would be entitled to severance, he has agreed not to solicit the Company’s customers or employees for six months after the termination of his employment. Dr. Leavitt and Mr. Moffenbeier may terminate their employment with the Company at any time by providing the Company with written notice of their resignation.

     Under a four-year employment agreement, dated February 15, 1999, George D. Lundberg became the Company’s Editor in Chief at an annual base salary of $200,000. The employment agreement also provides for an annual cash bonus of at least $25,000. If Dr. Lundberg’s employment is terminated for any reason other than his death, disability or serious misconduct, any incentive stock options that have not yet fully vested will vest upon termination. In addition, Dr. Lundberg will be entitled to a payment equal to his annual salary and annual bonus in effect at the time of termination. However, the incentive stock options are forfeited if Dr. Lundberg is terminated for serious misconduct. Also, if Dr. Lundberg’s employment is terminated because of his death or disability, Dr. Lundberg or his estate may exercise any vested incentive stock options within 90 days after termination. Under his employment agreement, Dr. Lundberg agreed not to compete with the Company and not to solicit the Company’s customers or employees for one year after the termination of his employment, with limited exceptions. Dr. Lundberg may terminate his employment with the Company for any reason upon 60 days prior written notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with our Series 1 Preferred Stock financing in January 2001, we sold an aggregate of 3,333,332 shares of Series 1 Preferred Stock and warrants to purchase an aggregate of 2,549,018 shares of common stock for an aggregate price of approximately $10 million to Quantum Industrial Partners LDC and SFM Domestic Investments LLC, both of which are affiliates of Neal Moszkowski, one of our directors.

Bruce M. Fried, a member of the Board of Directors, is a partner in a law firm retained by us to provide legal counsel about governmental affairs and trademark issues. 15

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. It is the duty of the Compensation Committee to set the base salary of our executive officers. At the end of 2000, members of the Compensation Committee were C. Martin Harris, Ronald H. Kase and Mark A. Stevens, non-employee directors of the Company. Currently, the members of the Compensation Committee are C. Martin Harris, Andrew J. Heyward and Mark A. Stevens, non-employee directors of the Company.

General Compensation Policy

     The fundamental policy of the Compensation Committee in compensation matters is to offer our executive officers competitive compensation opportunities based upon their personal performance and their contribution to our financial success. Accordingly, each executive officer’s compensation package is composed of three elements: (i) base salary that is designed primarily to be competitive with base salary levels in effect both at companies within our industry that are of comparable size to us and at companies outside of such industry with which we compete for executive talent, (ii) bonus awards payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee and (iii) long-term stock-based incentive awards that strengthen the mutuality of interests between the executive officers and our shareholders.

     Factors . The principal factors that were considered by the Compensation Committee in establishing the components of each officer’s compensation package for 2000 are summarized below:

•	Base salary. The base salary for each executive officer is determined on the basis of internal comparability considerations and the base salary levels in effect for comparable positions at comparable companies, both inside and outside the industry. Salaries are reviewed on an annual basis, with adjustments to each executive officer’s base salary based upon salary increases paid by our competitors, changes in duties and individual performance.

•	Annual Incentive Compensation. An annual bonus may be earned by each executive officer at the discretion of the Compensation Committee. Bonuses are generally based on the following factors: (i) the extent to which company-wide performance objectives were obtained and (ii) personal performance. The bonuses paid for 2000 to each of the named executive officers is indicated in the bonus column of the Summary Compensation Table.

Compensation of the Chief Executive Officer

     In setting the compensation payable to our chief executive officer, Mr. Moffenbeier, the Compensation Committee has sought to establish a competitive rate of base salary.

     In 2000, the Board of Directors granted Mr. Moffenbeier options to purchase 200,000 shares of the Company’s common stock primarily for retention purposes.

Deductibility of Compensation

     Section 162(m) of the Code limits to $1,000,000 per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. Currently, the levels of salary and bonus generally paid by us do not exceed this limit. Upon the exercise of nonstatutory stock options, the excess of the current market price over the option price (option spread) is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer’s total compensation to exceed $1,000,000. Under IRS regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and it is our current policy, generally, to grant options that meet those requirements.

Compensation Committee

C. Martin Harris Ronald H. Kase Mark A. Stevens

17

AUDIT COMMITTEE MATTERS

     The Audit Committee of the Board of Directors has approved and adopted an Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A.

Report of the Audit Committee

     In connection with our audited financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed with the independent auditors their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Bruce M. Fried Neal Moszkowski

Principal Accounting Firm Fees

We incurred the following fees for services performed by our principal accounting firm, KPMG LLP, in 2000:

Audit fees	$289,000	(1)
Financial information
systems design and
implementation fees	244,000	(2)
All other fees	397,000	(2)(3)

Total	$930,000

(1)	Fees for the audit of our annual financial statements for 2000 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the year ended December 31, 2000 are $205,000.00.

(2)	The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal accountant’s independence.

(3)	Represents the aggregate fees billed for all other services rendered by KPMG LLP for 2000.

18

PERFORMANCE GRAPH

     The Company completed the initial public offering of its common stock on December 9, 1999. Our common stock has been traded on the Nasdaq National Market System under the symbol “MDLI” since December 10, 1999. Prior to that date, there was no public market for the Company’s common stock and, therefore, no quoted market prices for the Company’s common stock are available for the year ended December 31, 1998. Because there were no quoted market prices for Medscape’s common stock for the year ended December 31, 1998, information regarding cumulative total shareholder return on the Company’s common stock for that period, whether presented on a stand-alone basis or in comparison with the Nasdaq Composite Index or other indices, would not be meaningful.

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, neither the preceding Executive Compensation Report, the preceding Audit Committee Report nor this performance graph shall be incorporated by reference into any such filings; nor shall such Reports or graph be incorporated by reference into any future filings.

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company’s common stock with the cumulative total return of the Nasdaq Composite Index, the JP Morgan H&Q Internet 100 Index, the JP Morgan H&Q Healthcare Information Services Index and the JP Morgan H&Q Technology Index for the period commencing on December 10, 1999 and ended on December 31, 2000. The graph assumes that $100 was invested in the Company’s common stock (at the initial public offering price) and each index on December 10, 1999 and that all dividends were reinvested.

19

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of common stock and Series 1 Preferred Stock as of September 15, 2001 by the Company’s directors, certain executive officers and directors and executive officers as a group, and each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock and Series 1 Preferred Stock. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

     Unless indicated otherwise below, the address for each listed director and officer is MedicaLogic/Medscape, Inc., 20500 NW Evergreen Parkway, Hillsboro, Oregon 97124. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock and Series 1 Preferred Stock shown as beneficially owned by them. The number of shares of common stock and Series 1 Preferred Stock outstanding used in calculating the percentage for each listed person includes the shares of common stock and Series 1 Preferred Stock underlying options or warrants held by that person that are exercisable within 60 days of September 15, 2001, but excludes shares of common stock and Series 1 Preferred Stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 56,765,757 shares of the Company’s common stock and 5,933,332 shares of the Company’s Series 1 Preferred Stock outstanding as of September 15, 2001.

	Number of Shares Beneficially Owned
Beneficial Owner	Common Stock		Preferred Stock (1)	Total	Percentage of Shares
General Motors Corporation	5,006,666	(2)	0	5,006,666	8.1%
300 Renaissance Center
Detroit, MI 48265-3000

Viacom Inc.	4,695,892		0	4,695,892	8.3%
Attn: Law Department
1515 Broadway Avenue
New York, NY 10036-8901

Entities associated with Sequoia Funds	2,803,847	(3)	0	2,803,847	4.9%
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 90425

New Enterprise Associates	2,353,596		0	2,353,596	4.1%
2490 Sand Hill Road
Menlo Park, CA 94025

Quantum Industrial Partners LDC	2,842,930	(4)	1,666,666	4,509,596	7.9%
Kaya Flamboyan 9
Willemstad, Curacao
Netherlands Antilles

SFM Domestic Investment LLC	2,842,930	(5)	1,666,666	4,509,596	7.9%
c/o Soros Fund Management LLC
888 Seventh Avenue
New York, NY 10016

Mark A. Stevens	2,836,847	(6)	0	2,836,847	5.0%
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

Ronald H. Kase	2,383,596	(7)	0	2,383,596	4.2%
2490 Sand Hill Road
Menlo Park, CA 94025

Bruce M. Fried	31,566	(8)	0	31,566	*
2300 N. Street, NW
Washington, DC 20037

Neal Moszkowski	30,000	(9)	0	30,000	*
888 Seventh Avenue, Suite 3300
New York, NY 10106

C. Martin Harris, M.D.	49,963	(14)	0	49,963	*
c/o Cleveland Clinic Foundation
9500 Euclid Foundation H18
Cleveland, OH 44195

Thomas A. Croskey	0		0	0	*
General Motors
482-C30-D36
300 Renaissance Center
Detroit, MI 48265-3000

Andrew Heyward	0		0	0	*
CBS News
524 West 57 Street
New York, NY 10019-2985

Mark K. Leavitt	1,191,888	(10)	0	1,191,888	2.1%

David C. Moffenbeier	787,954	(11)	0	787,954	1.4%

George D. Lundberg, M.D	193,902	(12)	0	193,902	*

Arthur N. Leibowitz, M.D	77,778	(15)	0	77,778	*

All directors and executive officers as a
group (15 persons):	7,925,972	(13)	0	7,925,972	13.9%

*	Less than one percent

(1)	Represents shares of the Company’s Series 1 Preferred Stock.

(2)	Represents a warrant to purchase 5,000,000 shares of the Company’s Common Stock for $2.31 a share, and includes 6,666 shares subject to an option that is exercisable within 60 days of September 15, 2001.

(3)	Includes shares held of record by the following funds:

21

Fund	Number of shares held of record
Sequoia Capital Growth Fund	1,726,745
Sequoia Capital VI	400,914
Sequoia Technology Partners III	110,219
Sequoia Technology Partners VI	22,028
Sequoia Capital Franchise Fund	473,685
Sequoia Capital Franchise Partners	52,632
Sequoia 1995	17,624

Total	2,803,847

(4)	Includes 1,274,509 shares subject to a warrant held of record by Quantum Industrial Partners LDC that is exercisable within 60 days of September 15, 2001 at an exercise price of $0.01 per share.

(5)	Includes 1,274,509 shares subject to a warrant held of record by SFM Domestic Investment LLC that is exercisable within 60 days of September 15, 2001 at an exercise price of $0.01 per share.

(6)	Includes 2,803,847 shares of common stock held of record by entities associated with Sequoia funds, of which Mr. Stevens disclaims beneficial ownership, except to the extent of his pecuniary interest. See note (3). Mr. Stevens’relationships to entities:

Relationship	Name of Sequoia Entity
General partner	Sequoia Capital VI
Sequoia Technology Partners VI

Managing member	Sequoia Capital Franchise Fund
Sequoia Capital Franchise Partners

Participates in voting control of shares of Medscape
held of record by these entities	Sequoia Capital Growth Fund
Sequoia 1995
Sequoia Technology Partners III

(7)	Includes securities held of record as described in the following table:

Holder of Record	Securities
New Enterprise Associates VI, LP.	2,353,596 shares of common stock

Ronald H. Kase	Option to purchase 30,000 shares of common stock

Mr. Kase disclaims beneficial ownership of the shares held of record by New Enterprise Associates. The option held of record by Mr. Kase is exercisable within 60 days of September 15, 2001.

(8)	Includes 26,666 shares subject to an option held of record by Mr. Fried that is exercisable within 60 days of September 15, 2001.

(9)	All of these shares are subject to options that are exercisable within 60 days of September 15, 2001. Mr. Moszkowski is an employee of Soros Fund Management LLC, which is the principal investment advisor to Quantum Industrial Partners LDC. Mr. Moszkowski is also a non-managing member of SFM Domestic Investments LLC.

22

Mr. Moszkowski is also a non-managing member of SFM Domestic Investments LLC. Mr. Moszkowski does not have voting or dispositive power over shares held of record by Quantum Industrial Partners LDC or SFM Domestic Investments LLC.

(10)	The share amount also includes 106,665 shares subject to an option held of record by Dr. Leavitt that is exercisable within 60 days of September 15, 2001.

(11)	Includes 250,000 shares of common stock held of record by Elizabeth Moffenbeier, Mr. Moffenbeier’s wife. The share amount also includes 106,665 shares subject to an option held of record by Mr. Moffenbeier that is exercisable within 60 days of September 15, 2001.

(12)	The share amount also includes 172,701 shares subject to an option held of record by Dr. Lundberg that is exercisable within 60 days of September 15, 2001.

(13)	Includes 832,692 shares subject to options that are exercisable within 60 days of September 15, 2001.

(14)	Includes 15,000 shares subject to options that are exercisable within 60 days of September 15, 2001. The remaining 34,963 shares are held of record by the Cleveland Clinic Foundation, of which Mr. Harris is the chief information officer and chairman of the information technology division. Mr. Harris disclaims beneficial ownership of the shares held of record by the Cleveland Clinic Foundation.

(15)	All of these shares are subject to options that are exercisable within 60 days of September 15, 2001.

23

INDEPENDENT ACCOUNTANTS

     KPMG LLP has been selected as the Company’s independent accountants. Representatives of KPMG LLP are expected to attend the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Medscape’s common stock and other equity securities. Officers, directors and greater than 10 percent shareholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 2000 with all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10 percent beneficial owners, except that Dr. George Lundberg filed a late report with respect to the purchase of 4,036 shares

DISCRETIONARY AUTHORITY

     Although the Notice of Annual Meeting of Shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this Proxy Statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Shareholder Proposals To Be Included in Our Proxy Statement. Any proposals which the Company’s shareholders wish to be considered for inclusion in the Proxy Statement for Medscape’s 2002 Annual Meeting must be received at the Company’s principal executive offices no later than June 20, 2002.

     Shareholder Proposals Not in Our Proxy Statement. Shareholders wishing to present proposals for action at this annual meeting or at another shareholder’s meeting must do so in accordance with the Company’s bylaws. A shareholder must give timely notice of the proposed business to the Corporate Secretary. To be timely, a shareholder’s notice must be in writing, delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of the Proxy Statement for the preceding year’s Annual Meeting; provided, however, that if the date of such Annual Meeting is more than 30 days before or more than 70 days after the anniversary date, notice by the shareholder, to be timely, must be delivered not earlier than 120 days before the Annual Meeting and no later than the later of 90 days before the Annual Meeting or 10 days following the day on which public announcement of the meeting date is first made. For each matter the shareholder proposes to bring before the meeting, the notice to the Corporate Secretary must include (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class and number of the Company’s shares which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. If the shareholder is not a shareholder of record at the time of giving the notice, the notice must be accompanied by appropriate documentation of the shareholder’s claim of beneficial ownership. The officer presiding at the meeting may, if in the officer’s opinion the facts warrant, determine that business was not properly brought before the meeting in accordance with the Company’s bylaws. If such officer does so, such officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Shareholder Nominations for Directors. Shareholders wishing to directly nominate candidates for election to the Board of Directors must do so in accordance with the Company’s bylaws by giving timely notice in writing to the Corporate Secretary as described above. The notice shall set forth (a) as to each person whom the shareholder proposes to nominate (i) all information relating to such person that is required to be disclosed in proxy solicitations pursuant to Regulation 14A under the Exchange Act and (ii) the written consent of such person to be named in the Proxy Statement as a nominee and to serve as a director if elected and (b) as to the shareholder giving the notice (i) the name and address of such shareholder and (ii) the class and number of shares of the Company’s stock which are beneficially owned by such shareholder. If the shareholder is not a shareholder of record at the time of giving the notice, the notice must be accompanied by appropriate documentation of the shareholder’s claim of beneficial ownership. No person shall be eligible to serve as the Company’s director unless nominated in accordance with the procedures set forth in the bylaws. The officer presiding at the meeting may, if in the officer’s opinion the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the bylaws. If such officer does so, such officer shall so declare to the meeting and the defective nomination shall be disregarded.

By Order of the Board of Directors David C. Moffenbeier President and Chief Executive Officer

Hillsboro, Oregon ____________, 2001 25

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.   Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, patient record privacy and security, and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II   Audit Committee Composition and Meetings

The Audit Committee shall meet the requirements of the NASDAQ Exchange. The Audit Committee shall be comprised of no less than three directors, each of whom shall be independent directors, non-employees of the Company and free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board. If the audit committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.  Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

3.	In consultation with the management and the independent auditors consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent together with management’s responses.

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4.	Review with financial management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.	On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

8.	Review the independent auditors audit plan — discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the company’s accounting principles as applied in its financial reporting.

Other Audit Committee Responsibilities

11.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

12.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Other Optional Charter Disclosures

13.	Establish, review, and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

14.	Periodically perform self-assessment of audit committee performance.

15.	Review the adequacy of financial and accounting personnel staffing and succession planning within the company.

16.	Annually review policies and procedures as well as audit results associated with directors’and officers expense accounts and perquisites. Annually review a summary of director and officers’related party transactions and potential conflicts of interest.

17.	Review at least annually the Information systems, technology, structure and planning.

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PROXY

MEDICALOGIC/MEDSCAPE, INC.
Annual Meeting, November 14, 2001

PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Mark E. Boulding, David C. Moffenbeier and Donald A. Bloodworth, and each of them, proxies with power of substitution to vote, on behalf of the undersigned, all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of MedicaLogic/Medscape, Inc. (the “Company”) to be held on November 14, 2001 and at any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.	Approve the anti-dilution provisions relating to the 5,933,332 shares of Series 1 Convertible Preferred Stock and warrants to purchase 4,537,254 shares of common stock issued by the Company.

[_] FOR	[_] AGAINST	[_] ABSTAIN

2.	Election of Directors	[_] FOR all nominees	[_] WITHHOLD AUTHORITY

(except marked to the contrary below)	(to vote for all nominees listed below)

(Instructions: To withhold authority to vote for any individual, strike a line through the nominee’s name below.)

CLASS II Thomas A. Croskey Arthur N. Leibowitz George D. Lundberg, M.D.	CLASS III Andrew Heyward

3.	Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

(Continued and to be signed on the other side.)

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for each of the proposals. The proxies may vote in their discretion as to other matters that may come before this meeting.

P
R
O
X
Y

Shares: _____________________

Date: ______________________, 2001

__________________________
Signature

__________________________
Signature

__________________________
Signature if held jointly

Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

The Annual Meeting of Shareholders of MedicaLogic/Medscape, Inc. will be held on November 14, 2001 at 10:00 a.m. at the Greenwood Inn, 10700 SW Allen Boulevard, Beaverton, Oregon 97005.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in “street name” by a brokerage house, only the brokerage house, at the instruction of its client, may vote or appoint a proxy to vote the shares.